UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 5, 2007

____________________________

PACIFIC GOLD CORP.

(Exact name of registrant as specified in charter)

NEVADA

(State or other Jurisdiction of Incorporation or Organization)

000- 32629	465 South Meadows Parkway Reno, Nevada 89521	98-0408708
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

888-257-4193

(Registrant’s telephone number, including area code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 — Entry into a Material Definitive Agreement

On October 5, 2007, the Company sold a $450,000 in principal amount of discounted convertible debenture (“Debenture”) and a warrant to purchase common stock (“Warrant”) for an aggregate payment to the Company of $300,000, after deduction for the interest discount. The Company intends to use the available proceeds for equipment purchases, exploration activities, acquisitions, and general working capital purposes.

The Debenture is due October 5, 2010, and has an effective simple interest rate of 16.7%, prepaid by original issue discount, with an effective interest rate of 14.47%.  The principal amount due may be converted into shares of common stock at any time by the holder at an initial conversion rate of $0.18 per share.  The amount of principal that may be converted at any one time by the investor is limited to 9.99% of the outstanding number of shares of common stock of the Company immediately after the conversion. The Company has agreed to liquidated damages and other damages for failure to effect the conversion or to deliver the certificates.  The conversion price will be subject to adjustment for regular corporate events and reduced to equal the selling price of, or exercise – conversion price for, common stock sold or issuable after October 5, 2007, at less than $0.18.  The conversion price also may be adjusted in the future based on the average of the last three conversions of the currently outstanding debentures issued in the February 2007 debenture offering, if the average is less than $.18.

The Warrant may be exercised for an aggregate of 450,000 shares of common stock until October 5, 2010, at $0.18 per share.  The warrants may be exercised by a holder at any one time for up to a maximum of 9.99% of the outstanding number of shares of common stock of the Company immediately after exercise.  The exercise price may be paid on a cashless basis in certain limited circumstances, and it will be subject to adjustment for regular corporate events and reduced to equal the selling price of, or exercise – conversion price for, common stock sold or issuable after October 5, 2007, at less than $.18.

The Debenture and Warrant were sold, and the common stock issuable on conversion and exercise will be sold, under Section 4(2) of the Securities Act of 1933, as amended, on a private placement basis, to a foreign institutional and accredited investor that is currently the holder of an outstanding debenture issued on April 12, 2006.

The Common Stock underlying the Debentures and the Warrants will be registered by the Company for re-offer and re-sale by the investors. The Company is committed to file the registration statement within 45 days of closing and have it declared effective within 90 days of closing (subject to additional time in certain limited circumstances), and if those time periods are not met, the Company will pay a liquidated damages amount of one percent of the amount invested for each 30-day period (pro rated) until the filing or effectiveness of the registration statement, up to a maximum of $33,000 per investor.

The Company also entered into a modification agreement with the holder of an outstanding debenture and outstanding warrant issued February 26, 2007, to permit the October 5, 2007 debenture financing.

Item 3.02 – Unregistered Sales of Equity Securities

See Item 1.01.

Item 3.03 – Material Modification to Rights of Security Holders

See Item 1.01

Item 9.01  Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

Not Applicable

(b)

Pro forma financial information.

Not Applicable

(c)

Exhibits.

10.1

Form of Securities Purchase Agreement dated as of October 5, 2007 (without schedules and exhibits) (Filed herewith)

10.2

Form of Warrant issued October 5, 2007 (Filed herewith)

10.3

Form of Debenture issued October 5, 2007 (Filed herewith)

10.4

Form of Registration Rights Agreement dated as of October 5, 2007 (Filed herewith)

10.5.

Form of Modification Agreement relating to February 26, 2007 Debenture and related agreements (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Gold Corp.

(Registrant)

Date:  October 9, 2007

By:

/s/ Robert Landau

Robert Landau, Chief Executive Officer

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